SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------

                                 FORM 8-K/A2

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                              ------------------


                       Date of Report: October 26, 1998


                        EUROPEAN MICRO HOLDINGS, INC.
              (Exact Name of Registrant as Specified in Charter)



         NEVADA                    0-23949                   65-0803752
         ------                    -------                   ----------
(State or other jurisdiction      (Commission               (IRS Employer
            of incorporation)     File Number)            Identification No.)



6073 N.W. 167TH STREET, UNIT C-25, MIAMI, FLORIDA               33015
(Address of principal executive offices)                     (Zip code)



Registrant's telephone number, including area code:  (305) 825-2458
                                                     --------------

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

      On November 10, 1998, the Company filed its original Form 8-K ("FORM 8-K") with the Securities and Exchange Commission with respect to the acquisition of Sunbelt (UK) Limited ("SUNBELT"), a company registered in England and Wales. In the Form 8-K, the Company stated its intention to provide the financial information of Sunbelt required by Item 7 of Form 8-K in an amendment to be filed within sixty days. Subsequently, the Company determined that the financial information required by Item 7 of Form 8-K would not be required and filed an amendment to the Form 8-K to that effect. The Company has since determined that the financial information required by Item 7 of Form 8-K would be required because it had incorrectly excluded approximately $1.2 million in advances made to Sunbelt in order to pay dividends to its former shareholders. When such advances are taken into account, Sunbelt is a "significant" business under Rule 11-01(b) of Regulation S-X. As a result, the Company hereby amends Form 8-K to provide the financial information of Sunbelt pursuant to Item 7 thereof. The following is a description of the Sunbelt acquisition.

      On October 26, 1998, European Micro Plc, a wholly-owned subsidiary of European Micro Holdings, Inc. (the "COMPANY"), acquired all of the outstanding shares of capital stock of Sunbelt from the shareholders of Sunbelt for the consideration described below. As a result of the acquisition, Sunbelt is a wholly-owned subsidiary of European Micro Plc. The Sunbelt purchase price (to be settled in pounds sterling) is comprised of a guaranteed portion and two contingent earn-out payments. The guaranteed portion of the purchase price, which was based upon Sunbelt's net book value at closing and a multiple of its fiscal year 1998 pre-tax earnings, was approximately $1.56 million. Of this guaranteed amount, approximately $600,000 was paid in cash at closing.

      The unpaid balance of the guaranteed consideration includes a note payable to the former 40% Sunbelt shareholder in the amount of approximately $400,000 to be repaid in November 2005, subject to early repayment at the option of the noteholder at any time after June 1, 1999. Such note payable is secured by a cash account totaling $400,000 at December 31, 1998. The remainder of the unpaid guaranteed consideration of approximately $565,000, plus accrued interest, is to be paid in equal installments within ninety (90) days of the end of the first and second contingent earn-out periods as discussed below.

      The purchase agreement also contains contingent purchase price provisions. The maximum contingent earn-out payments in the aggregate are two (2) times Sunbelt's fiscal year 1998 pre-tax earnings of approximately 424,000 pounds sterling (approximately $1.4 million). The first contingent payment of up to approximately $700,000 will be made if certain financial parameters are attained during the first contingent earn-out period which runs from November 1, 1998 to October 31, 1999, and if certain of the Sunbelt executives are still employed with the Company at the end of the first earn-out period. The second contingent payment of up to approximately $700,000 will be made if certain financial parameters are attained during the second contingent earn-out period which runs from November 1, 1999 to October 31, 2000. That portion of the first contingent earn-out payment related to employee retention, approximately $175,000, is being recognized by the Company over the course of the first contingent earn-out period as compensation expense. The remaining portion of the first contingent earn-out payment of approximately $525,000 and the second contingent earn-out payment have not been recognized, as the payment of such amounts are not, in the opinion of management, determinable beyond a reasonable doubt.

      Within ninety (90) days of the end of first and second contingent earn-out periods, the first and second purchase price installment payments will be made. Such installment payments will each include one-half of the remaining 40%
guaranteed purchase price amounts, plus any amounts due under the first and second contingent earn-out payment provisions. The amounts due to the former 40% shareholder of Sunbelt will be satisfied by the issuance of a convertible loan note due six years after the date of issue, and subject to early prepayment at the option of the noteholder on any date after eight months from the date of issuance. The Company has the option of paying all future amounts due to the former Sunbelt shareholders in common stock of the Company. The Company also entered into employment agreements with the two former shareholders of Sunbelt.

      The acquisition of Sunbelt was accounted for as a purchase. The purchase price, subject to adjustment as described above and inclusive of transaction costs of approximately $1.66 million, exceeded the estimated fair market value of net assets acquired by approximately $1.48 million, which is being amortized on a straight-line basis over 25 years. The allocation of the purchase price and the determination of the estimated life of goodwill are preliminary.

      Sunbelt, formerly privately held, is a distributor of microcomputer products to dealers, value-added resellers and mass merchants throughout Western Europe. Sunbelt's trading operations were integrated with and into the operations of European Micro Plc. Sunbelt's business of distributing its Nova brand products operates as a separate business entity consistent with past practice. Sunbelt was established in 1992 and is based in Wimbledon, England.

ITEM 7.     FINANCIAL   STATEMENTS,   PRO  FORMA  FINANCIAL   INFORMATION  AND
EXHIBITS.

      (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

            The audited financial statements of Sunbelt for the year ended June 30, 1998 are attached hereto as Attachment 7(a) and are incorporated herein by this reference.

      (b)   PRO FORMA FINANCIAL INFORMATION.

            The unaudited pro forma condensed consolidated financial statements of the Company for the six months ended December 31, 1998 and for the twelve months ended June 30, 1998 are attached hereto as Attachment 7(b) and are incorporated herein by this reference.

      (c)   EXHIBITS.

            Exhibit 2.1 to this Report is the Agreement for the Acquisition of Sunbelt (UK) Limited by European Micro Plc, dated October 26, 1998, is incorporated herein by reference to Exhibit 2.1 of the Company's Form 8-K as filed with the Securities and Exchange Commission on November 10, 1998.

            Exhibit 23.1 to this Report is the consent to include within the financial statements attached hereto the auditors' report of Windsor Stebbing Marsh, the independent auditors of Sunbelt.

                                  SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       EUROPEAN MICRO HOLDINGS, INC.



Date:  March 12, 1999                  By:/S/ JOHN B. GALLAGHER, JR.
                                          -------------------------------
                                          Name:  John B. Gallagher, Jr.
                                          Its:   Co-Chairman

                                 ATTACHMENT 7(A)


                                                             Company No. 2743684






                                SUNBELT (UK) LTD

                              FINANCIAL STATEMENTS

                         FOR THE YEAR ENDED 30 JUNE 1998

SUNBELT (UK) LTD

CONTENTS OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 1998

--------------------------------------------------------------------------------


                                                                           PAGE

Officers and Financial Advisors                                             1

Directors' Report                                                         2-3

Auditors' Report                                                            4

Profit and Loss Account                                                     5

Balance Sheet                                                               6

Cash Flow Statement                                                       7-8

Notes to the Financial Statements                                        9-15

SUNBELT (UK) LTD

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 1998

--------------------------------------------------------------------------------

SUNBELT (UK) LTD

DIRECTORS' REPORT
FOR THE YEAR ENDED 30 JUNE 1998

--------------------------------------------------------------------------------


      DIRECTORS               G. O'Rourke
                              M. Gesner

      SECRETARY               R. G. Millman

      REGISTERED OFFICE       15 Bolton Street
                              Piccadilly
                              London
                              W1Y 8AR

      AUDITORS                Windsor Stebbing Marsh
                              Pinnacle House
                              17-25 Hartfield Road
                              SW19 3SE

      BANKERS                 Lloyds Bank plc
                              3 St Georges Road
                              London
                              SW19 4DR

      COMPANY NUMBER          2743684

SUNBELT (UK) LTD

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 1998 - CONTINUED

--------------------------------------------------------------------------------

SUNBELT (UK) LTD

DIRECTORS' REPORT
FOR THE YEAR ENDED 30 JUNE 1998

--------------------------------------------------------------------------------


The directors present their report and the financial statements for the year ended 30 June 1998.

PRINCIPAL ACTIVITIES AND REVIEW OF THE BUSINESS

The company's principal activity continued to be that of distribution of computer equipment.

The directors consider the profit achieved on ordinary activities before taxation to be satisfactory and they expect continued growth in the current year.

RESULTS AND DIVIDENDS

The results for the year are set out on page 5.

The company has paid dividends in the year amounting to (pound)249,561 as set out in note 10.

The directors recommend the following dividends for the year:

1. In respect of the `A' Preference Shares a final dividend of (pound)24.31p per share making a total dividend of (pound)43,758 on all the `A' Preference shares. The members will please note that an interim dividend of (pound)25.0364p per share was voted by your directors on 30th June 1998 resulting in the payment of a dividend of (pound)45,065.52. Thus a repayment is due to your company by the holder of these shares (Mr. O'Rourke) in the sum of (pound)1,307.52. Mr. O'Rourke has agreed that this sum should be deducted from any future dividend in respect of any `A' Preference shares or Ordinary Shares which is payable to him.

2. In respect of the ordinary shares a second interim dividend of (pound)37.153p per share, making a total final dividend for the year of (pound)38.579p (made up of a first interim dividend of U.S.$2.315 voted by your directors on 29 January 1998 and the second interim dividend of (pound)37.153p per share recommended above). The sums payable in respect of the second interim dividend are:

      Mr. Gesner        (pound)401,252.40
                               ==========

      Mr. O'Rourke      (pound)267,501.60
      less:               (POUND)1,307.52     (refund on `A' Preference Shares)

      Balance           (pound)266,194.08
                               ==========

SUNBELT (UK) LTD

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 1998 - CONTINUED

--------------------------------------------------------------------------------

SUNBELT (UK) LTD

DIRECTORS' REPORT
FOR THE YEAR ENDED 30 JUNE 1998  -  CONTINUED

--------------------------------------------------------------------------------

DIRECTORS AND THEIR INTERESTS

The directors who served during the year and their interests in the company were as stated below.

                      CLASS OF SHARE                  NUMBER OF SHARES
                                                    1998           1997

G. O'Rourke           Ordinary shares               7,200         7,200
                      "A" Non-voting Pref.                           --
                      shares                        1,800
M. Gesner             Ordinary shares              10,800        10,800

AUDITORS

Windsor Stebbing Marsh were appointed auditors to the company and in accordance with Section 385 of the Companies Act 1985, a resolution proposing that they be re-appointed will be put to the Annual General Meeting.

DIRECTORS RESPONSIBILITIES

Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to:

-     select suitable accounting policies and then apply them consistently;

-     make judgments and estimates that are reasonable and prudent;

- prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

This report was approved by the Board on 21 October 1998.

/s/ R G Millman

R G Millman
Secretary

SUNBELT (UK) LTD

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 1998 - CONTINUED

--------------------------------------------------------------------------------

SUNBELT (UK) LTD

AUDITORS' REPORT TO THE MEMBERS

--------------------------------------------------------------------------------


We have audited the financial statements on pages 5 to 15 which have been prepared under the historical cost convention and the accounting policies set out on page 9.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

As described on page 3 the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 30 June 1998 and of its profit for the year then ended and have been properly prepared in accordance with the provisions of the Companies Act 1985.

/s/ Windsor Stebbing Marsh

Windsor Stebbing Marsh                          Date: 22 October 1998

Chartered Accountants                           Pinnacle House
Registered Auditor                              17-25 Hartfield Road
                                                London
                                                SW19 3SE

SUNBELT (UK) LTD

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 1998 - CONTINUED

--------------------------------------------------------------------------------

SUNBELT (UK) LTD

PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 30 JUNE 1998

--------------------------------------------------------------------------------


                                                     1998             1997
                                                     ----             ----
                                       NOTES        (pound)          (pound)
                                       -----

TURNOVER                                 2         10,073,322        5,953,502

COST OF SALES                                      (8,630,369)      (4,971,879)
                                                 -------------     -------------

GROSS PROFIT                                        1,442,953          981,623

Distribution costs                                    (31,865)         (30,661)
Administrative expenses                              (834,975)        (619,459)
                                                 -------------     -------------

OPERATING PROFIT                         3            576,113          331,503

Other interest receivable and            7                755            1,082
similar income

Interest payable and similar             8           (139,350)         (63,028)
charges                                          -------------     -------------

PROFIT ON ORDINARY ACTIVITIES
BEFORE TAXATION                                       437,518          269,557

Tax on profit on ordinary                9           (130,934)         (89,018)
activities                                       --------------    -------------


PROFIT ON ORDINARY ACTIVITIES
AFTER TAXATION                                        306,584          180,539

Dividends                                10          (249,561)         (46,573)
                                                 --------------    -------------


RETAINED PROFIT FOR THE YEAR             16     (pound)57,023   (pound)133,786

                                              ================= ================

There are no recognised gains and losses other than those passing through the profit and loss account.

SUNBELT (UK) LTD

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 1998 - CONTINUED

--------------------------------------------------------------------------------

SUNBELT (UK) LTD

BALANCE SHEET
AS AT 30 JUNE 1998

--------------------------------------------------------------------------------


                                            1998                   1997
                                            ----                   ----
                             NOTES   (pound)      (pound)     (pound)    (pound)

FIXED ASSETS

Tangible assets               11                   35,298                 44,157

CURRENT ASSETS

Stocks                        12       63,959                  42,631
Debtors                       13    1,584,361               1,345,789
Cash at bank and in hand              338,642                  10,104
                                    ---------               ---------
                                    1,986,962               1,398,524


CREDITORS:  AMOUNTS FALLING
  DUE WITHIN ONE YEAR              (1,336,796)              (814,258)
                                   -----------              ---------

NET CURRENT ASSETS                                650,166                584,266
                                                  -------                -------

TOTAL ASSETS LESS
CURRENT LIABILITIES                        (pound)685,464         (pound)628,423
                                                  =======                =======

CAPITAL AND RESERVES
Called up share capital       15                   18,018                 18,000
Profit and loss account       16                  667,446                610,423
                                                  -------                -------

SHAREHOLDERS' FUNDS           17                  685,464                628,423
                                                  -------                -------

Equity interests                                  685,446                628,423
Non-equity interests                                   18                     --
                                                 --------                -------
                                           (pound)685,464         (pound)628,423
                                                  =======                =======


The financial statements were approved by the Board on 21 October 1998.

/s/ G. O'Rourke

G. O'Rourke
Director

SUNBELT (UK) LTD

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 1998 - CONTINUED

--------------------------------------------------------------------------------

SUNBELT (UK) LTD

CASH FLOW STATEMENT
FOR THE YEAR ENDED 30 JUNE 1998

--------------------------------------------------------------------------------
                                        1998                      1997
                             (pound)      (pound)      (pound)     (pound)
                             -------      -------      -------     -------
NET CASH IN/OUTFLOW FROM
OPERATING ACTIVITIES                           809,977                 181,942


RETURNS ON INVESTMENTS AND
SERVICING OF FINANCE



Interest received                       755                   1,082
Interest paid                      (139,350)                (63,028)
                                   ---------                --------


NET CASH IN/OUTFLOW FROM
RETURNS ON INVESTMENTS AND
SERVICING OF FINANCE                           (138,595)               (61,946)


TAXATION


Corporation tax paid
(including advance                  (84,712)                (64,306)
Corporation tax repaid                  618                      --
                                   ---------                --------


TAX PAID                                        (84,094)               (64,306)


CAPITAL EXPENDITURE

Payments to acquire
intangible assets                    (9,208)                (40,059)
Receipts from sales of                  ---                   4,599
tangible assets                    ---------                --------


NET CASH IN/OUTFLOW FROM
CAPITAL EXPENDITURE                              (9,208)               (35,460)
                                                --------              --------


NET CASH IN/OUTFLOW BEFORE
MANAGEMENT OF LIQUID
RESOURCES AND FINANCING                          578,080                20,230


Equity dividends paid                          (249,561)               (46,753)
                                               ---------               --------


NET CASH IN/OUTFLOW BEFORE                      328,519               (26,523)
MANAGEMENT OF LIQUID
RESOURCES AND FINANCING


Issue of preference share                            18                      --
capital


NET CASH IN/OUTFLOW FROM
FINANCING                                            18                       --
                                               ---------               ---------
IN/DECREASE IN CASH AND CASH
EQUIVALENTS                              (pound)328,537          (pound)(26,523)
                                         ===============         ==============

SUNBELT (UK) LTD

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 1998 - CONTINUED

--------------------------------------------------------------------------------

SUNBELT (UK) LTD

NOTES TO THE CASH FLOW STATEMENT
FOR THE YEAR ENDED 30 JUNE 1998

--------------------------------------------------------------------------------


1.   RECONCILIATION OF OPERATING PROFIT TO                1998          1997
     -------------------------------------                ----          ----
     NET CASH IN/OUTFLOW FROM OPERATING ACTIVITIES       (pound)      (pound)
     ----------------------------------------------

     Operating profit                                       576,113      331,503
     Depreciation of tangible assets                         18,067       20,066
     Profit on disposal of tangible assets                       --        3,733
     Increase in stocks                                    (21,328)       10,793
     Increase in debtors                                  (238,572)    (651,820)
     Increase in creditors due within one year              475,697      467,667

     NET CASH IN/OUTFLOW FROM OPERATING ACTIVITIES (pound)809,977 (pound)181,942
     --------------------------------------------- ============== ==============


2.   ANALYSIS OF NET DEBT/FUNDS                            OTHER NON
     --------------------------  1997       CASH FLOW     CASH CHANGES    1998
                                 ----                                     ----
                                 pound)      (pound)         (pound)     (pound)

     Net cash:
     Cash at bank and in hand   10,104       328,538           --        338,642
                             ---------     ---------     --------     ----------
                                10,104       328,538           --        338,642
                             ---------     ---------     --------     ----------

     Debt:
     Finance leases                 --            --           --             --
     Debt due within one year       --            --           --             --
     Debt due after one year        --            --           --             --
                             ---------     ---------     --------     ----------
                                    --            --           --             --

     Current asset investments      --            --           --             --
                             ---------     ---------     --------     ----------

     Balance at
     30 June 1998        (pound)10,104(pound)328,538    (pound)-- (pound)338,642
                         ============= ============= ============  =============


3.   RECONCILIATION OF NET CASH FLOW                      1998          1997
     --------------------------------                     ----          ----
     TO MOVEMENT IN NET DEBT                            (pound)        (pound)
     ------------------------

     In/Decrease in cash in the year                       328,538      (26,523)

     Change in net debt resulting from cash flows          328,538      (26,523)

     Movement in net funds in the year                     328,538      (26,523)
     Opening net debt                                       10,104        36,627
                                                    -------------- -------------
     Closing net funds                              (pound)338,642 (pound)10,104
                                                    ============== =============

SUNBELT (UK) LTD

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 1998 - CONTINUED

--------------------------------------------------------------------------------


1.    ACCOUNTING POLICIES

1.1   ACCOUNTING CONVENTION

      The financial statements are prepared under the historical cost convention and include the results of the company's operations as indicated in the directors' report, all of which are continuing.

1.2   TURNOVER

      Turnover represents amounts receivable for goods and services provided stated net of Value Added Tax and trade discounts.

1.3   TANGIBLE FIXED ASSETS AND DEPRECIATION

      Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset over its expected useful life, as follows:

      Leasehold properties        -     Straight line over the life of the lease

      Computer equipment          -     33% Straight line

      Fixtures, fittings and            25% Reducing balance
        equipment

      Motor vehicles                    25% Reducing balance

1.4   LEASING AND HIRE PURCHASE COMMITMENTS

      Rentals payable under operating leases are charged against income on a straight line basis over the lease term.

1.5   STOCK

      Stock is valued at the lower of cost and net realizable value.

1.6   PENSIONS

      The pension costs charged in the financial statements represent the contributions payable by the company during the year in accordance with SSAP 24.

1.7   FOREIGN CURRENCY TRANSLATION

      Monetary assets and liabilities denominated in foreign currencies are translated into sterling at the rates of exchange ruling at the accounting date. Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. All differences are taken to profit and loss account.

SUNBELT (UK) LTD

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 1998 - CONTINUED

--------------------------------------------------------------------------------


2.    TURNOVER

      The total turnover of the company for the year has been derived from its principal activity undertaken as follows:
                                                           TURNOVER
                                                    1998              1997
                                                   (pound)          (pound)
      GEOGRAPHICAL MARKET
      United Kingdom                             9,116,356         4,703,267
      Rest of the World                            956,966         1,250,235
                                        ------------------  --------------------
                                         (pound)10,073,322  (pound)5,953,502
                                        ==================  ====================
3.    OPERATING PROFIT
                                                    1998              1997
                                                   (pound)          (pound)
      Operating profit is stated after
      charging:

      Depreciation of tangible assets               18,067           20,066
      Hire of equipment - operating leases             728               --
      Loss on disposal of tangible assets               --            3,733
        Auditor's remuneration                       9,183            7,250
                                        ==================  ====================
4.    EMPLOYEES

      NUMBER OF EMPLOYEES

      The average weekly number of employees
      (including directors) during the year was:
                                                    1998              1997
                                                   NUMBER            NUMBER

      Management                                        3                  3
      Selling and distribution                         11                  8
                                       ------------------   --------------------
                                                       14                 11
                                       ==================   ====================

      EMPLOYMENT COSTS
                                                (pound)             (pound)

      Wages, salaries and commission              476,749            336,813
      Social security costs                        47,202             33,153
      Other pension costs                           7,300              5,750
      Other costs                                      --              2,508
                                       ------------------   --------------------
                                           (pound)531,251     (pound)378,224
                                       ==================   ====================

5.    DIRECTORS' EMOLUMENTS
                                                    1998              1997
                                                   (pound)          (pound)

      Directors' emoluments                        31,800             34,985
      Company pension contributions
      to money purchase schemes                     7,300              5,750
                                      -------------------   --------------------
                                            (pound)39,100      (pound)40,735

                                      ===================   ====================

SUNBELT (UK) LTD

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 1998 - CONTINUED

--------------------------------------------------------------------------------


6.    PENSION COSTS

      The company operates a defined contribution pension scheme for the benefit of the director Gerry O'Rourke. The assets of the scheme are administered by trustees in a fund independent from those of the company.

      The total contributions paid in the year amount to (pound)7,300 (1997 (pound)5,760)

7.    OTHER INTEREST RECEIVABLE
      AND SIMILAR INCOME
                                                    1998              1997
                                                  (pound)           (pound)

      Bank interest received                          755             1,082
                                         ================   ===============

8.    INTEREST PAYABLE                              1998              1997
                                                  (pound)           (pound)

      On bank loans and overdrafts                  1,031                --
      Factoring charges and interest              135,172            62,808
      On overdue tax                                3,147               220
                                         -----------------  ---------------
                                           (pound)139,350     (pound)63,028
                                         ================   ================

9.    TAXATION                                     1998              1997
                                                 (pound)           (pound)

      U.K. CURRENT YEAR TAXATION
      U.K. Corporation tax at 31% (1997 - 32%)   131,552            89,018
      Overprovision in prior year                  (618)                --
                                          (pound)130,934     (pound)89,018
                                         ---------------    --------------
                                         ===============    ==============


10.   DIVIDENDS                                  1998                1997
                                               (pound)             (pound)

      Preference:
      Interim paid 30 June 1998                   45,066               --

      Ordinary:
      Final paid in respect
      of 30 June 1997                            178,827               --
      Interim paid in respect
      of 30 June 1998                             25,668           46,753
                                         ---------------    -------------
                                          (pound)249,561    (pound)46,753
                                         ===============    =============

SUNBELT (UK) LTD

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 1998 - CONTINUED

--------------------------------------------------------------------------------


11.   TANGIBLE ASSETS

                             SHORT
                            LEASEHOLD       FIXTURES,
                            LAND AND      FITTINGS AND      MOTOR
                            BUILDINGS      EQUIPMENT       VEHICLES       TOTAL
                            (pound)          (pound)       (pound)       (pound)
COST
At 1 July 1997               8,680           55,224         8,323        72,227
Additions                      --             9,208             --        9,208
At 30 June 1998              8,680           64,432         8,323        81,435

DEPRECIATION                   --                --             --           --
At 1 July 1997               5,786           20,202         2,082        28,070
Charge for year              2,894           13,613         1,560        18,067
At 30 June 1998              8,680           33,815         3,642        46,137

NET BOOK VALUES

At 30 June 1998          (pound)--    (pound)30,617  (pound)4,681 (pound)35,298
                     =============    ============= ============= ==============
At 30 June 1997      (pound)2,894     (pound)35,022  (pound)6,241 (pound)44,157
                     =============    ============= ============= ==============


12.   STOCKS

                                                   1998              1997
                                                 (pound)           (pound)

Finished goods and goods for resale               63,959            42,631
                                         ===============    ==============


13.   DEBTORS

                                                   1998              1997
                                                 (pound)           (pound)

Trade debtors                                 1,483,021          1,118,983
Directors' loan accounts                             --              5,196
Other debtors                                    63,998            176,228
Prepayments and accrued income                   37,342             45,382
                                         ---------------    --------------
                                       (pound)1,584,361   (pound)1,345,789
                                       =================  ================



14.   CREDITORS:  AMOUNTS FALLING
      DUE WITHIN ONE YEAR

                                                   1998              1997
                                                 (pound)           (pound)

Trade creditors                                 836,426            486,177
Corporation tax                                 131,552             84,712
Other taxes and social security costs           110,859            129,915
Directors' current accounts                       7,538              6,008
Other creditors                                 242,651             36,153
Accruals and deferred income                      7,770             71,293
                                       ----------------     --------------
                                       (pound)1,336,796     (pound)814,258
                                       ================     ==============

SUNBELT (UK) LTD

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 1998 - CONTINUED

--------------------------------------------------------------------------------


15.   SHARE CAPITAL
                                                   1998              1997
                                                 (pound)           (pound)

AUTHORISED
18,000 Ordinary shares of
(pound)1 each                                    18,000            18,000
1,800 `A' Non-voting Preference
shares of 1p each                                    18                --
                                       ----------------    --------------
                                          (pound)18,018     (pound)18,000
                                       ================    ==============

ALLOTTED, CALLED UP AND FULLY PAID
18,000 Ordinary shares
of (pound)1 each                                 18,000            18,000
1,800 `A' Non-voting Preference
shares of 1p each                                    18                --
                                       ----------------    --------------
                                          (pound)18,018     (pound)18,000
                                       ================    ==============


During the year 1,800 `A' non-voting preference shares of (pound)0.01 each were authorised. These shares were allotted by the directors to G. O'Rourke on 22 December 1997.

The `A' ordinary preference shares carry the right to a preference dividend equal to 0.00556% (net of tax credit) per annum of the audited net profits of the company before tax. On winding up the holders of the shares have the right to repayment of their paid up share capital prior to the repayment of ordinary shares, plus any arrears of dividends on the `A' shares held by them. The `A' shares hold no right to vote, or receive notice of, or speak at general meetings.


16.   PROFIT AND LOSS ACCOUNT
0                                                  1998              1997
                                                 (pound)           (pound)

Retained profits at 1 July 1997                 610,423            476,637
Retained profit for the year                     57,023            133,786
                                       ----------------     --------------
Retained profits at 30 June 1998         (pound)667,446     (pound)610,423
                                       ================     ==============



17.   RECONCILIATION OF MOVEMENTS
      IN SHAREHOLDERS' FUNDS
                                                   1998              1997
                                                 (pound)           (pound)

Profit for the year                             306,584            180,539
Dividends                                     (249,561)           (46,753)
                                       ----------------     --------------
                                                 57,023            133,786
New share capital subscribed                         18                 --
                                       ----------------     --------------

Net addition to shareholders' funds              57,041            133,786
                                       ----------------     --------------
Opening shareholders' funds                     628,423            494,637
                                       ----------------     --------------

Closing shareholders' funds              (pound)685,464     (pound)628,423
                                       ================     ==============


18.   FINANCIAL COMMITMENTS

      The company has taken on a lease on new premises from 17 August 1998 at an annual rent of(pound)35,000 per annum.

SUNBELT (UK) LTD

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 1998 - CONTINUED

--------------------------------------------------------------------------------


19.   TRANSACTIONS WITH DIRECTORS

      The following directors had interest free loans during the year. The movement on these loans are as follows:


                                         AMOUNT    OUTSTANDING   MAXIMUM
                                          1998        1997       IN YEAR
                                         (pound)     (pound)     (pound)

G. O'Rourke                                --         5,196       48,871


20.   RELATED PARTY TRANSACTIONS

      During the year PC Wise Inc., a company controlled by the director M. Gesner, made the following transactions with Sunbelt (UK) Ltd on an arms-length basis:

                                                  1998               1997
                                                (pound)             (pound)

Management charges                                  --                742
Purchases                                       29,694            300,257
                                       ----------------     -------------
                                                29,694            300,999
                                       ================     =============


      Other debtors includes a balance owed by PC Wise Inc. of (pound)63,998 (1997 (pound)119,518).

                                 ATTACHMENT 7(B)

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

       The unaudited pro forma condensed consolidated statement of operations of the Company for the year ended June 30, 1998 and the six month period ended December 31, 1998 give effect to the acquisition of Sunbelt Limited as if such transaction had occurred on June 30, 1997.


                                                    EUROPEAN MICRO HOLDINGS, INC.
                                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                         YEAR ENDED 06/30/98

                                               ($ in thousands, except per share data)


     TWELVE MONTHS ENDED                          SUNBELT             PRO FORMA                      PRO FORMA
            6/30/98              COMPANY       ACQUISITION           ADJUSTMENTS     NOTES         CONSOLIDATED

Sales:

Net sales                         82,361            16,838                     -                         99,199
Net sales to related parties      29,092                 -                     -                         29,092
                               ----------     ------------          ------------                    -----------

Total net sales                  111,453            16,838                     -                        128,291

Cost of goods sold:

Cost of goods sold                68,380            14,426                     -                         82,806
Cost of goods sold to             28,678                 -                     -                         28,678
related parties               ----------      ------------          ------------                    -----------

Gross profit                      14,395             2,412                     -                         16,807

Operating expenses:

Selling, general and
administrative expenses            7,059             1,449                   237    (a) & (c)             8,745

Expenses attributable to             104                 -                     -                            104
related parties               ----------      ------------          ------------                     ----------

Total operating expenses           7,163             1,449                   237                          8,849
                               ----------     ------------          ------------                    -----------

Operating profit                   7,232               963                 (237)                          7,958

Interest expense, net                437               233                    97    (b) & (d)               767

Equity in income of
unconsolidated affiliate               3                 -                     -                              3
                               ----------     ------------          ------------                    -----------

Income before income taxes         6,798               730                 (334)                          7,194

Income taxes                       2,313               219                    22          (e)             2,554
                               ----------     ------------          ------------                    -----------

Net income                         4,485               511                 (356)                          4,640
                               ==========     ============          ============                    ===========

Net income per share - basic        1.10               N/A                   N/A                           1.14
                               ==========     =============         ============                    ===========
Net income per share - diluted      1.10               N/A                   N/A                           1.14
                               ==========     =============         ============                    ===========



                                                               - 21 -



                                                    EUROPEAN MICRO HOLDINGS, INC.
                                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                      SIX MONTHS ENDED 12/31/98

                                               ($ in thousands, except per share data)


      SIX MONTHS ENDED                          SUNBELT             PRO FORMA                      PRO FORMA
         2/31/98                COMPANY       ACQUISITION           ADJUSTMENTS     NOTES         CONSOLIDATED



Sales:

Net sales                         55,720           5,854                       -                        61,574
Net sales to related parties       2,588               -                       -                         2,588
                              -----------     -----------            -----------                  ------------

Total net sales                   58,308           5,854                       -                        64,162

Cost of goods sold:

Cost of goods sold                50,539           5,207                       -                        55,746
Cost of goods sold to              2,566               -                       -                         2,566
related parties
                              -----------     -----------            -----------                  ------------

Gross profit                       5,203             647                       -                         5,850

Operating expenses:

Selling, general and
administrative expenses            3,867             306                      79    (a) & (c)            4,252


Expenses attributable to               -               -                       -                             -
related parties
                              -----------    -----------             -----------                  ------------

Total operating expenses           3,867             306                      79                         4,252
                              -----------    -----------             -----------                  ------------

Operating profit                   1,336          341                       (79)                         1,598

Interest expense, net                 73           65                         49    (b) &  (d)             187

Equity in loss of
unconsolidated affiliate            (47)            -                          -                          (47)
                              -----------  -----------               -----------                  ------------

Income before income taxes         1,216          276                      (128)                         1,364

Income taxes                         470           49                         42    (e)                    561
                              -----------  -----------               -----------                  ------------

Net income                           746          227                      (170)                           803
                              ===========  ===========               ===========                  ============

Net income per share - basic        0.15          N/A                        N/A                          0.16
                              ===========  ===========               ===========                  ============
Net income per share - diluted      0.15          N/A                        N/A                          0.16
                              ===========  ===========               ===========                  ============

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



1.    BASIS OF PRESENTATION

      The accompanying unaudited pro forma condensed consolidated statements of operations presents the pro forma consolidated results of operations of the Company as if the acquisition of Sunbelt Limited and the financing thereof had occurred on July 1, 1997. The pro forma condensed consolidated statements of operations for the year ended June 30, 1998 and the six month period ended December 31, 1998, have been derived form the historical statements of operations of the Company and Sunbelt prior to the acquisition. The historical statements of operations have been translated from pounds sterling to dollars using the rates of 1.6716 and 1.6644 for the twelve months ended June 30, 1998 and the six month ended December 31, 1998, respectively. These rates represent the average exchange rates for the respective periods. The results of operations of Sunbelt subsequent to the acquisition have been included in the historical statement of operations of the Company. The actual acquisition date of Sunbelt was October 26, 1998. The acquisition has been accounted for in the pro forma condensed consolidated statement of operations using the purchase method of accounting. The total purchase price has been allocated to the assets and liabilities acquired based upon their estimated fair values on the effective date of the acquisition. The allocation of the purchase price and the determination of the estimated life of goodwill are preliminary. The pro forma data presented herein do not purport to represent what the Company's financial results of operations would have been had the acquisition in fact occurred on July 1, 1997 nor to project the Company's results of operations for any future period.

2.    PRO FORMA ACQUISITION ADJUSTMENTS

       (a) To record the amortization ($60,000 annually) of goodwill ($1.5 million) arising as a result of applying purchase accounting to the acquisition over a 25 year estimated life, net of goodwill amortization previously recorded by the Company.

       (b) To record the interest expense related to the unpaid balance of the guaranteed consideration to be paid in connection with the acquisition, net of expense previously recorded by the Company.

       (c)  To  record   compensation   expense   related   to  the   contingent
consideration in connection with the acquisition, net of expense previously recorded by the Company.

       (d) To record the effect of reduction in interest income due to cash outlay for the acquisition.

       (e) To record the income tax effect of the pro forma adjustments; income taxes are provided at a combined 33% rate, reflecting federal and state taxes at the estimated statutory rates adjusted for nondeductible goodwill.



                                     - 23 -